EXHIBIT 10.17

COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 8th day of November, 2004 (the “Agreement”), by and among Avalanche Resources, Ltd. (the “Seller”), Kevin Maddox (“Maddox”), North American Technologies Group, Inc., a Delaware corporation (the “Company”) and the purchasers signatory hereto (each, a “Purchaser” and collectively referred to as the “Purchasers”).

WHEREAS, the Seller owns in the aggregate 32,995,452 shares of the common stock, par value $.001 per share, of the Company (the “Common Stock”), representing approximately 32% of the issued and outstanding Common Stock of the Company and Warrants to purchase an additional 3,700,000 shares of Common Stock (the “Warrants”) and Maddox owns in the aggregate a further 1,342,794 shares of Common Stock and a further 19,768 Warrants;

WHEREAS, in order to induce the Purchasers to buy all 34,338,246 shares of the Common Stock owned by Seller and Maddox (the “Shares”) and all 3,719,768 Warrants owned by Seller and Maddox; and the Seller and Maddox to enter into the other agreements contemplated herein, the Company has agreed to make certain representations, warranties and covenants hereunder; and

WHEREAS, the Purchasers desire to purchase, and the Seller and Maddox desire to sell, the Shares and the Warrants upon the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchasers, Maddox and the Seller hereby agree as follows:

ARTICLE 1

Sale of the Shares

Section 1.1 Sale of the Shares and Warrants. Subject to the terms and conditions hereof, the Seller and Maddox will sell and deliver to the Purchasers and the Purchasers will purchase from the Seller and Maddox, all of the Shares and all of the Warrants for an aggregate purchase price of $10,800,000 (the “Purchase Price”). The Purchase Price and the Shares and Warrants shall be allocated and paid among the Purchasers as set forth on Schedule 1.1 hereto. Certain capitalized terms used herein are defined in Section 9.12 hereof.

ARTICLE 2

Closing and Delivery

Section 2.1 Closing Date. The closing of the purchase and sale of the Shares and the Warrants (the “Closing”) shall be held at such a date (the “Closing Date”) and time as determined at the mutual discretion of the Seller, Maddox and the Purchasers, provided however that the Closing shall take place within three (3) business days after the conditions precedent contained in Article 7 below have been satisfied or waived by the party sought to be benefited thereby. The Closing shall take place at the offices of the Escrow Agent (as defined in Article 7).

Section 2.2 Delivery at Closing. At the Closing:

(a) the Seller and Maddox shall each deliver to the Escrow Agent stock certificates representing the Shares owned by each of them and warrant certificates representing the Warrants owned by each of them with duly executed stock or warrant powers attached, in the aggregate amounts set forth on Schedule 1.1 hereto and all documents reasonably requested by the Purchasers to evidence satisfaction of the closing conditions specified in Article 7 below; and

(b) the Purchasers shall deliver the Purchase Price to the Escrow Agent in the form of certified bank checks or wire transfers in the amounts as set forth on Schedule 1.1 hereto.

ARTICLE 3

Representations and Warranties of the Company, Seller and Maddox

In order to induce the Purchasers to enter into this Agreement and consummate the transactions contemplated hereby, the Company, Seller and Maddox jointly and severally represent and warrant to the Purchasers as set forth in this Article. Each of these representations and warranties is material, and Purchasers are relying on them in entering into this Agreement. In making the representations and warranties contained herein, Seller and Maddox shall be deemed to have the actual knowledge in any way relating to the Company, its business, and the conduct of Maddox as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part of this Agreement and shall be deemed to qualify the representations set forth below by the content of such Disclosure Schedules. The Purchasers each acknowledge that they have undertaken significant due diligence in respect of the business of the Company, and agree that no claim shall be made by any of them in respect of any of the following representations and warranties as to which they had actual knowledge of the inaccuracy of such representation or warranty prior to the execution of this Agreement or based upon any information set forth in the Disclosure Schedules or the SEC Reports. The effects of the transactions contemplated by this Agreement, the Exchange Agreement and each of the documents, instruments and actions contemplated hereby and thereby are excluded from the representations and warranties made hereunder.

Section 3.1. Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.12) on the Company. The Company is duly qualified as a foreign corporation in all jurisdictions in which the conduct of the business or the ownership of the properties requires qualifications (except where the failure to do so would not have a Material Adverse Effect).

Section 3.2. Authorization; No Agreements. The execution, delivery and performance by the Seller and Maddox of this Agreement, the performance of their respective obligations hereunder, and the consummation of the transactions contemplated hereby are within Seller’s and Maddox’s respective powers. This Agreement has been duly and validly executed and delivered by the Seller and by Maddox and is a legal, valid and binding obligation of the Seller and of Maddox, enforceable against each of them in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by the Seller and by Maddox of this Agreement do not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect the Seller or Maddox. Neither the Seller nor Maddox is a party to any agreement, written or oral, creating rights in respect of any of such Shares or Warrants in any third party or relating to the voting of the Shares. The Seller and Maddox are the lawful owners of the Shares and Warrants, free and clear of all security interests, liens, encumbrances, equities and other charges. The Seller and Maddox do not beneficially own any other securities of the Company other than those Shares and Warrants being sold hereby. The duly elected directors and officers of the Company, along with each director’s and officer’s address, are set forth on Schedule 3.2.

Section 3.3. Subsidiaries.

(a) Schedule 3.3(a), attached hereto, sets forth (i) the name of each Subsidiary (as hereinafter defined) of the Company; (ii) the number and type of the authorized and outstanding equity and other securities of, and other equity interests in, each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors (or those holding analogous positions) of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity. “Subsidiary” shall mean any entity in which the Company directly or through one or more entities owns securities or other interests representing more than 50% of all of the voting power of such entity. “Company Group” means any or all of the Company and the Subsidiaries, both individually and collectively.

(b) Each Subsidiary is duly formed, validly existing and in good standing under the laws of its state or jurisdiction of organization with full entity legal power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted except where the failure to be in good standing would not have a Material Adverse Effect on the Company and the subsidiaries taken as a whole. Each Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other legal entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a Material Adverse Effect. To the knowledge of the Company and Maddox, no Subsidiary is in default in the performance, observation or fulfillment of its organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable. All shares and equity interests of each Subsidiary are held of record and owned beneficially by a company in the Company Group free and clear of any liens. No shares of the capital stock and no other equity interests of any Subsidiary are held as treasury stock or interests. There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other contracts of any kind to purchase or otherwise receive from any Subsidiary or any other Person any capital stock of a Subsidiary, or any other security or equity interest of a Subsidiary. There are no securities or other equity interests of any Subsidiary or any other entity that are convertible into or exchangeable for shares of the capital stock or other securities or equity interests of any Subsidiary or of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to any capital stock or other equity interests of any Subsidiary.

(c) Neither the Company nor any Subsidiary has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary.

Section 3.4 No Conflict; Required Consents. Schedule 3.4 contains a true, correct and complete list of all contracts and leases that require consent or approval prior to any change in control of the Company where the absence of such consent or approval would result in a Material Adverse Effect (collectively, the “Consents” and individually a “Consent”). Assuming all Consents have been obtained or taken prior to Closing, the execution and delivery by Seller and Maddox of this Agreement and other agreements contemplated by this Agreement, the issuance of shares of common stock to Sponsor, and the consummation by Seller and Maddox of the transactions contemplated hereby and thereby do not and will not (i) require the consent, approval or action of, or any filing with or notice to, any corporation, firm, Person or any public, governmental or judicial authority; (ii) violate the terms of any instrument, document or agreement to which any company in the Company Group, Seller or Maddox is a party, or by which any company in the Company Group, Seller or Maddox or the property of any company in the Company Group, Seller or Maddox is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of any company in the Company Group, Seller or Maddox, in each case except where such violation, conflict, breach, default or lien will not have a Material Adverse Effect; (iii) violate any company in the Company Group’s organizational documents; or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to any company in the Company Group, Seller, or the business of any company in the Company Group. The companies in the Company Group, Seller and Maddox are not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the date hereof on substantially the same basis as theretofore operated.

Section 3.5. Capitalization.

(a) The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.5(a), attached hereto. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. The Company has not issued any convertible securities, options, warrants, or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. Except for the issuance of shares of common stock to Sponsor, the sale of the Shares will not obligate the Company to issue shares of common stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

(c) There are not as of the date hereof, and there will not be at the Closing, any shareholder agreements, voting trusts or other agreements or understandings to any company in the Company Group, Seller or Maddox is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or a Subsidiary.

Section 3.6 Ownership of Capital Stock. All outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable and are owned of record solely by the stockholders of the Company as set forth on Schedule 3.6, attached hereto (the “Stockholders”) as of the date of that stockholders list. No one other than the Stockholders has any record interest in the capital stock of the Company as of that date. Seller and Maddox are each the lawful owner of, and has good and marketable title to, all of their respective Shares and Warrants, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party (including any right to purchase, vote or direct the voting of, any shares thereof).

Section 3.7 Compliance with Laws. All of the companies in the Company Group are in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect on the business of the Company and the Subsidiaries taken as a whole, other than the right of the Purchasers to approve the shares. Neither the Seller nor Maddox has received written notice of any noncompliance with the foregoing, nor are they aware of any basis therefor.

Section 3.8. SEC Reports; Financial Statements.

(a) The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials, together with the Company’s Registration Statement on Form SB-2, file no. 333-114356, filed July 21, 2004, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. All of the SEC Reports are filed on the Commission’s EDGAR system and are generally available to the public. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b) Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed on Schedule 3.8 or in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business or amended any material term of any outstanding security, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company, has not created or incurred any lien on any material asset, (vi) the Company has not made any loan, advance or capital contributions to or investment in any Person, (vii) the Company has not entered into any transaction or commitment, or any contract or agreement relating to its business or any of its assets (including the acquisition or disposition of any assets) or relinquished any contract or other right, (viii) the Company has not granted any severance or termination pay to any current or former director, officer or employee of the Company, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company, (ix) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company, (x) increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company; and (xi) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company.

Section 3.9 Real Estate.

(a) Schedule 3.9(a), attached hereto, contains a correct legal description and street address of all tracts, parcels and subdivided lots in which the Company or any of the Subsidiaries has an ownership or leasehold interest.

(b) The Company or one of the Subsidiaries owns good and marketable title to the real estate identified on Schedule 3.9(a), free and clear of any encumbrances.

Section 3.10 Employees and Consultants.

(a) Schedule 3.10, attached hereto, includes in respect to each current employee, agent and independent contractor of the Company or any of the Subsidiaries, a true, correct and complete list of the name and position of such Person, any bonus, commission formulae or profit sharing agreements applicable thereto, the salary, compensation, all other benefits and all accrued commissions, the amount of any advances on commissions (describing the repayment terms thereof) and expenses such Person has received which are outstanding as of the date hereof. Schedule 3.10, includes a true, correct and complete list of all oral and written agreements and understandings between the Company and any of the Subsidiaries and their employees concerning their employment relationship with the Company or any of the Subsidiaries (including all restrictive covenant agreements). The engagement of each employee, agent, business or strategic partner, consultant or independent contractor is terminable within 90 days’ written notice by the Company or one of the Subsidiaries or such Person, subject to any rights to salaries and commissions earned prior to such termination and no such Person has been granted the right to continued employment or engagement by the Company or any of the Subsidiaries or to any material compensation following termination of employment or engagement with the Company or any of the Subsidiaries. Each consultant or other Person who is designated as an independent contractor meets the requirements under the Internal Revenue Code, and the regulations promulgated thereunder to be an independent contractor. To the knowledge of the Company and Maddox, no officer or employee, or any group of employees, intends to terminate their employment with the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries have a present intention to terminate the employment of any officer, employee or group of employees.

(b) The Company and all of the Subsidiaries (i) are in compliance with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours in respect of its employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to their employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice). In respect of the Company’s or any of the Subsidiaries’ current and former employees, (a) there are no charges, investigations, administrative proceedings or formal complaints of discrimination pending or threatened before any governmental authority against the Company or any of the Subsidiaries; (b) there have been no governmental audits of the Company’s or any of the Subsidiaries’ equal employment opportunity practices; (c) no current or former employee of the Company or any of the Subsidiaries has notified the Company or any of the Subsidiaries of any fact or circumstance which, if true, could reasonably be expected to constitute a violation of any Employment Law (as defined below); and (d) neither the Company or any of the Subsidiaries, nor, to the knowledge of the Company or Maddox, any employee of the Company or any of the Subsidiaries has engaged in any activity which constitutes a violation of any Employment Law. For purposes hereof, “Employment Laws” means state, federal or local constitutional, statutory, regulatory or common law relating to employment discrimination or harassment, including, but not limited to, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991 and the Americans with Disabilities Act.

(c) To the knowledge of the Company and Maddox, (i) no Person employed or engaged as an employee, agent, business or strategic partner, independent contractor or consultant by the Company or any of the Subsidiaries has, in respect of his or her activities to date on behalf of the Company or any of the Subsidiaries, violated any of the terms or conditions of his or her employment agreement, proprietary inventions or similar agreement or other engagement with the Company or any of the Subsidiaries or any other contract to which the Company or any of the Subsidiaries is a party with any third party, or disclosed or used any trade secrets or proprietary or confidential information or documentation of any third party without the authorization of such third party, or interfered in the employment relationship between any third party and any of its employees and (ii) no Person employed or engaged as an employee, sales agent, independent contractor or consultant by the Company or any of the Subsidiaries has disclosed or used any trade secrets or any other proprietary or confidential information or documentation of any former employer or other third party, or has violated any non-compete obligation or confidential relationship that such Person has or may have had with any third party, in connection with such Person’s activities on behalf of the Company or any of the Subsidiaries. To the knowledge of the Company and Maddox, no former employees whose employment with the Company or any of the Subsidiaries was terminated by the Company or any of the Subsidiaries or such employee or otherwise expired within the last 2 years is currently or has within the last 2 years competed with the business of the Company or any of the Subsidiaries.

Section 3.11 Intellectual Property.

(a) Schedule 3.11, attached hereto, is a true and complete list of all of the intellectual property assets (the “Intellectual Property Assets”), including but not limited to all patents, trademarks, copyrights and other intellectual property, of the Company or any of the Subsidiaries that are necessary for the operation of the business of the Company or any of the Subsidiaries as it is currently conducted. Schedule 3.11, also describes the entity that owns all right, title and interest to each of the Intellectual Property Assets. The Company or one of the Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(b) No patent owned by the Company or any of the Subsidiaries (“Patent”) has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the knowledge of the Company and Maddox, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company or any of the Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other Person. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(c) All trademarks owned by the Company or any of the Subsidiaries (“Marks”) that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), except where any failure to comply would not have a Material Adverse Effect, and are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company and Maddox, no such action is threatened with respect to any of the Marks. To the knowledge of the Company and Maddox, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or has been challenged or threatened in any way. None of the Marks used by the Company or any of the Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(d) The Company and each of the Subsidiaries has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets (the “Trade Secrets”). The Company or one of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company or any of the Subsidiares. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

Section 3.12. Litigation. There is no action, suit, investigation, audit or proceeding pending against, or, to the knowledge of the Company and Maddox, threatened against or affecting, the Company or any of the Subsidiaries or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

Section 3.13. Taxes. The Company and the Subsidiaries have (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for Taxes upon the assets of the Company or any of the Subsidiaries except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company and the Subsidiaries have not received any notice of audit, are not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of its business which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company or any of the Subsidiaries with respect to any tax returns. The Company and the Subsidiaries have not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company and the Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.14 Internal Accounting Controls/Sarbanes-Oxley Act of 2002. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. In addition, the board of directors of the Company and the audit committee of the board of directors have taken any and all actions necessary to comply with the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

Section 3.15 Solvency/Indebtedness. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company’s balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness. At the Closing there will be no outstanding liabilities, obligations or indebtedness of the Company whatsoever, other than as set forth in the financial statements set forth in the Company’s most recent report on Form 10-QSB and other than trade accounts payable incurred in the ordinary course of business since the date of the financial statements contained in such report.

Section 3.16 No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section in connection with the transactions contemplated by this Agreement.

Section 3.17 Disclosure. All disclosure provided to the Purchasers regarding the Company and the Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company, the Seller and Maddox acknowledge and agree that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.18 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Seller, the Company or Maddox to arise, between the accountants and lawyers formerly or presently employed by the Company or the Subsidiaries, and the Company and the Subsidiaries are current with respect to any fees owed to its accountants and lawyers.

Section 3.19 Transactions With Affiliates and Employees. All transactions between the Company or one of the Subsidiaries and an Affiliate or employee of the Company or one of the Subsidiaries, that are required by the Rules and Regulations of the Commission to be disclosed in the SEC Reports have been properly described in the SEC Reports. Except as set forth on Schedule 3.19, attached hereto, or as set forth in the SEC Reports, none of the officers or directors of the Company and none of the Affiliates or employees of the Company or any of the Subsidiaries are presently a party to any transaction with the Company or any of the Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.20 Books and Records. The books of account and other financial records or the Company and the Subsidiaries, all of which have been made available to the Purchasers, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with the sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company or the Subsidiaries are subject to that section), including the maintenance of an adequate system of internal controls. The minute books of the Company and the Subsidiaries, all of which have been made available to the Purchasers, contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

Section 3.21 Immigration Matters.

(a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of the Company or any of the Subsidiaries, the Company and the Subsidiaries have complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder (“IRCA”) with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization except where the failure to comply would not have a Material Adverse Effect.

(b) Schedule 3.21, attached hereto, contains a true and complete list of all employees of the Company or any of the Subsidiaries who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

(c) The Company and the Subsidiaries have only employed individuals authorized to work in the United States. The Company and the Subsidiaries have not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

(d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure properly to complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) cause any current employee to become unauthorized to work in the United States.

Section 3.22 Certain Arrangements.

(a) Schedule 3.22(a), attached hereto, contains a true, correct and complete list as of the date hereof and since October 1, 2001, of any direct or indirect transaction involving amounts over $10,000 (other than in respect of compensation or travel or expense account reimbursement in the ordinary course of business consistent with past practice) not otherwise set forth in the SEC Reports, that Maddox, Seller, or any director, officer, employee or other Affiliate of the Company or any of the Subsidiaries (all of such Persons are referred to individually as a “related party”) has had with the Company and contains a brief description of each transaction, including without limitation:

(i) any oral or written contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the sale or rental of real or personal property from or otherwise requiring payments to any such related party or to any Affiliate or relative of such related party;

(ii) any loans or advances to or from the Company or any of the Subsidiaries (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement all in the ordinary course of business) to any such related party or to any Affiliate or relative of such related party, giving for each the principal amount outstanding, interest rate, maturity date and security therefor;

(iii) any direct or indirect interest in any property, real or personal, tangible or intangible by any such related party or any Affiliate or relative of such related party, including inventions, patents, copyrights, trademarks, or trade names, used in or pertaining to the business of the Company or any of the Subsidiaries, except for the normal rights of a shareholder; and

(iv) all services and overhead support provided by such related party to the Company or any of the Subsidiaries, describing the nature and value of such services and support, the amount of all compensation, fees, commissions or other amounts owed by or to such related party and a description of the relationship of, and oral or written agreements or understandings between, the Company or one of the Subsidiaries and such related party in respect of such related party as a supplier or customer to the Company or one of the Subsidiaries.

(b) All services, overhead support and other interests provided by the related party to the Company or any of the Subsidiaries have been provided on a basis no more favorable to the related party or the Company or the Subsidiaries than could be obtained in an arms’ length transaction.

(c) None of the related parties owns an equity interest in any other business that is engaged in competition with the Company or any of the Subsidiaries with respect to any line of the products or services of the Company or any of the Subsidiaries (a “Competing Business”) in any market presently served by the Company or any of the Subsidiaries except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market, nor do any of such businesses use the services of any employee of the Company or any of the Subsidiaries.

Section 3.23 Bank Accounts. Schedule 3.23, attached hereto, contains a true, correct and complete list showing the name and location of each bank or other institution in which the Company or the Subsidiaries have any deposit account, lock box or safe deposit box, together with a listing of all account numbers and names of all Persons authorized to draw thereon or have access thereto.

Section 3.24 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Small-Cap Market or any other trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

ARTICLE 4

Representations of the Purchasers

The Purchasers each represent and warrant to the Seller and to Maddox, each only as to itself, as follows:

Section 4.1. Execution and Delivery. The execution, delivery and performance by the Purchasers of this Agreement are within the Purchaser’s powers and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchasers.

Section 4.2. Binding Effect. This Agreement, when executed and delivered by the Purchasers shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

Section 4.3. Investment Purpose. The Purchasers understand that no federal or state agency has made any finding or determination regarding the fairness of the Shares or the Warrants for investment, or any recommendation or endorsement of an investment in the Shares and Warrants. Each of the Purchasers hereby represents that they are purchasing the Shares for their own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws.

Section 4.4 Investment Representation. Each Purchaser represents he, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. Each Purchaser represents that he is an “Accredited Investor” as defined in Rule 501(a) of

Regulation D promulgated under the Securities Act. Each Purchaser has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future. Each Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares and Warrants indefinitely or to afford a complete loss of his, her or its investment in the Shares and Warrants. The Purchaser represents that the Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser’s net worth, and the Purchaser’s investment in the Shares and Warrants will not cause such overall commitment to become excessive.

Section 4.5. Investment Experience. Each Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Warrants.

Section 4.6. Opportunity to Ask Questions. Each Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with his own independent counsel, his own accountants and tax advisers. The Purchasers have been given the opportunity to ask questions of, and receive answers from Seller, Maddox and the Company concerning the terms and conditions of this Agreement and to obtain such additional written information about the Company to the extent that Seller or Maddox possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, each Purchaser has had the opportunity to conduct his/her own independent investigation. Each Purchaser acknowledges that he has received no representations or warranties from the Seller, Maddox or the Company in making this investment decision other than as expressly set forth herein.

Section 4.8. Legends. The Purchasers acknowledge that the certificates for the securities comprising the Shares and the Warrants which Purchasers will receive will contain the following legend:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

ARTICLE 5

Covenants of the Seller, Maddox and the Company

Section 5.1. Public Company Status. On the Closing, the Company shall make any and all necessary filings required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, on a timely basis.

Section 5.2 Listing of Common Stock. The Company shall use its reasonable best efforts to cause the Common Stock of the Company to continue to be approved for listing on the NASDAQ Small-Cap Market until the Closing.

Section 5.3 Intentionally Omitted.

Section 5.4 Non-Competition.

(a) Neither Maddox nor the Seller, (the “Restricted Parties”), shall, and they shall use their reasonable best efforts to cause their respective affiliates, employees, officers, directors or agents not to, at any time during the period commencing on the date hereof through the one year anniversary of the Closing Date (such period, the “Restriction Period”), directly or indirectly, anywhere in North America, engage in or be interested (as owner, member, partner, shareholder, employee, director, officer, manager, agent, consultant or otherwise) in any firm, business or company which engages in any business which competes, directly or indirectly, with the current business of the Company, including, but not limited to the business of manufacturing, marketing and selling plastic railroad ties; provided that the ownership of two percent (2%) or less of a publicly-traded class of securities shall not be deemed a violation of the foregoing covenant.

(b) The Restricted Parties shall not, at any time during the Restriction Period, solicit or permit any business of which any Restricted Party is an owner, partner, shareholder, member, manager or executive to solicit any employee of the Company or any of its affiliates to leave its employ or join the employ of another, then or at a later time.

(c) The Restricted Parties shall not, directly or indirectly, either during the Restriction Period or thereafter, disclose to any person, firm or company or use any confidential information of the Company, unless such information (i) has been first published voluntarily and intentionally by the Company, (ii) such disclosure is required by applicable law, rule, governmental regulations or legal process, or (iii) such information is or becomes generally available to the public other than as a result of disclosure by a Restricted Party in violation of this Agreement.

(d) The Restricted Parties agree not to make any defamatory or derogatory statements, whether written or oral, concerning the Company or the Purchasers at any time during the Restriction Period or thereafter. The Purchasers agree not to make any defamatory or derogatory statements, whether written or oral, concerning the Restricted Parties at any time during the Restriction Period or thereafter. The foregoing mutual covenants are subject to any disclosures required to be made pursuant to any legal process or Commission disclosure requirements.

(e) The provisions contained in this Section 5.4 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that, if any provision contained in this Section is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

(f) The Restricted Parties acknowledge that the provisions of this Section 5.4 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Restricted Parties agree that the Company will be entitled to injunctive relief for the purpose of restraining the Restricted Parties from violating such covenants in addition to any other relief to which the Company may be entitled under this Agreement.

ARTICLE 6

Covenants of the Parties

The parties hereto agree that:

Section 6.1. Public Announcements. The Seller, the Company and Purchasers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other party.

Section 6.2. Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article 3 and Article 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.3. Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, the Seller will give to Purchasers, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as Purchasers and their representatives may reasonably request. Purchasers and their representatives, in turn, agree to keep such information as may be received by them as confidential and to utilize such information solely to evaluate and complete the transactions contemplated by this Agreement.

Section 6.4. Officers and Directors. The individuals named in Section 7.1(f), shall be the officers and directors of the Company immediately following the consummation of the transactions contemplated hereby. Promptly after the date hereof, the Company shall send a notice to its stockholders providing information regarding the composition of the Board of Directors of the Company upon consummation of the transactions contemplated hereby (the “14(f) Notice”), such notice to be in the form and substance of the notice heretofore approved by the Purchasers. Such 14(f) Notice may also include the proxy statement needed to solicit shareholder approval of the Exchange Agreement.

ARTICLE 7

Conditions Precedent

Section 7.1 Conditions of Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Purchasers:

(a) Each of the representations and warranties of the Seller, Maddox and the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company, Seller and Maddox shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them.

(b) The Secretary of the Company shall deliver to the Purchasers at the Closing a certificate certifying: (i) that attached thereto is a true and complete copy of the Company’s Certificate of Incorporation, as amended, as in effect at the Closing; and (ii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing (the “Secretary’s Certificate”);

(c) The Company shall have furnished the Purchasers with good standing and existence certificates for the Company in its jurisdiction of incorporation and other jurisdictions where the Company is qualified to do business as a foreign corporation; and good standing and existence certificates for TieTek LLC(“TieTek”) in its jurisdiction of organization and other jurisdictions where TieTek is qualified to do business as a foreign limited liability company (the “Certificates of Good Standing”).

(d) The Purchasers shall have received a current certified list from the Company’s transfer agent of the holders of record of the Common Stock (the “List of Current Shareholders”).

(e) There shall have occurred no Material Adverse Effect with respect to the Company between the date hereof and the Closing Date.

(f) Kevin Maddox, Tim Reeves and Franklin Matthias shall have resigned from the Board of Directors, and the continuing directors shall have appointed Henry Sullivan as a director of the Company and Henry Sullivan as the Chief Executive Officer of the Company; effective as of the Closing.

(g) Each officer of the Company shall have resigned, and the directors shall have appointed as the sole officer of the Company Henry Sullivan, effective as of the Closing (including, without limitation, the resignation of Maddox).

(h) All continuing directors other than Henry Sullivan shall have submitted their resignations, effective on the tenth day after the 14(f) Notice is mailed to the Company’s shareholders.

(i) The 14(f) Notice shall have been mailed to the Company’s stockholders.

(j) Intentionally omitted.

(k) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing).

(l) The Company and TieTek Technologies, Inc., a Texas corporation (“TTI”), shall have agreed to enter into a settlement agreement satisfactory to the Purchasers and the Company with respect to Cause No. 04-0631, North American Technologies Group, Inc. and TieTek Technologies, Inc., individually and in its representative capacity as a member in TieTek, LLC v. Sponsor Investments, LLC and Tie Investors, LLC in the 71st Judicial District Court, Harrison County, Texas (the “Company Litigation”) that provides for (i) a waiver of default under the Construction Loan Agreement dated February 5, 2004 (the “Loan Agreement”) between the Company, TTI, TieTek and Tie Investors, LLC (“Tie Investors”) and confirms that such loan was not usurious and confirms the validity of the loan to TieTek under the Loan Agreement (the “Loan”) and the validity of the option of Sponsor Investments LLC (“Sponsor”) to purchase 499 Class A Membership Interests under the Regulations of TieTek, and (ii) releases the Company and TTI from their obligations under the Loan Agreement, including the Promissory Note in the amount of $14,000,000 evidencing advances under the Loan Agreement (the “Promissory Note”). Such settlement agreement shall also provide that the Company shall have the immediate and continuing right to refinance the Loan and pay the Promissory Note without payment of premium or penalty. Evidence of the filing of such settlement agreement and the withdrawal with prejudice of the Company Litigation shall be delivered to the Purchasers at the Closing (the “Settlement Agreement”). Such Settlement Agreement shall be in the form described in Section 6 of the Releases attached to this Agreement as Exhibit B.

(m) Sponsor, the Company and TieTek shall have executed and delivered the exchange agreement substantially in the form attached hereto as Exhibit A (the “Exchange Agreement”) together with all ancillary agreements described in the Exchange Agreement to be executed and delivered as part of said Exchange Agreement, which Exchange Agreement shall provide that $1,500,000 of the Purchase Price shall be deposited in either an escrow or pledge account to secure the indemnification obligations of the Seller and Maddox contained in Section 8.2 of the Exchange Agreement.

(n) Sponsor shall have agreed to dismiss, with prejudice, its lawsuit against Maddox in Cause No. 2004-31442, Sponsor Investments, LLC v. Kevin C. Maddox in the 189th Judicial District Court, Harris County, Texas. Such agreement shall be in the form described in Section 6 of the Releases attached to this Agreement as Exhibit B.

(o) Sponsor shall have agreed to withdraw, with prejudice, its arbitration action in American Arbitration Association Case No. 70 E 180 00441 04, Sponsor Investments, LLC and North American Technologies, Inc.; TieTek Technologies, Inc. against the Company and TTI. Such agreement shall be in the form described in Section 6 of the Releases attached to this Agreement as Exhibit B.

(p) Contemporaneous with the Closing, the Company shall make a $1 million equity contribution to TieTek.

(q) The Purchasers, the Company, Sponsor, Tie Investors, the Seller, Maddox and all other Directors of the Company, on behalf of themselves and their respective Affiliates, agents and representatives, shall have each executed and delivered mutual releases substantially in the form attached hereto as Exhibit B, which shall release the subject matter of the Sponsor Litigation, the Company Litigation and the Arbitration, and which shall, in consideration of the Company issuing 724,619 shares of Common Stock in the aggregate to Midsummer Investment LLC (“Midsummer”), Crestview Capital Master LLC (“Crestview”), Richard Kiphart (“Kiphart”) and Rooster, L.P. (“Rooster”), waive all rights to dividends on the Preferred Stock and to penalties or liquidated damages otherwise payable to the Purchasers or their Affiliates in respect of late registration of any of their Company securities, and which shall include a covenant not to sue with respect to matters outside of this Agreement and the Exchange Agreement, and a non-disparagement provision (the “Releases”).

(r) The Seller and Maddox shall have executed and delivered affidavits, in the form attached hereto as Exhibit C, swearing that (i) neither of them, nor any officers, directors, employees or agents of the Company have removed any documents, records (electronic or hard copy) or other property of the Company from any premise owned or leased by the Company, (ii) to the extent any such property had been removed, it has been returned uncopied and unmodified and (iii) waiving any rights that either of them may have to cause the Company to issue them any additional shares of Common Stock pursuant to the Stock Purchase Agreement dated October 2, 2001 (the “Seller Affidavit” and the “Maddox Affidavit”).

(s) Maddox shall have delivered to the Company a letter declining to accept any severance payments from the Company in connection with his resignation as Chief Executive Officer and a director of the Company and directing the Escrow Agent to deliver to the Company at closing $450,000 of the Purchase Price and to deposit the sum of $1,500,000 of the Purchase Price into the pledge account described in the Exchange Agreement upon closing of the transactions contemplated by the Exchange Agreement (the “Maddox Letter”).

Section 7.2. Conditions of Obligations of the Seller and Maddox. The respective obligations of Seller and of Maddox to effect the sale of the Shares and the Warrants are subject to the satisfaction of the following conditions, which may be waived in whole or in part by Seller and Maddox, severally and not jointly:

(a) Each of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Purchasers shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them.

(b) Each of the conditions specified in 7.1(l)-(o) and 7.1(q) shall have been complied with in all material respects or waived.

(c) The Exchange Agreement together with all ancillary agreements described in the Exchange Agreement to be executed and delivered as part of said Exchange Agreement shall have been executed and delivered by all parties thereto.

(d) Midsummer, Crestview, Kiphart and Rooster shall have agreed to exchange their respective holdings of Series AA Convertible Preferred Stock and Series BB Convertible Preferred Stock for an equal number of shares of Series CC Convertible Preferred Stock, effective as of the closing of the Exchange Agreement; and Crestview shall have agreed to exchange its holdings of Series BB Convertible Preferred Stock for shares of Series CC Convertible Preferred Stock on the basis of 1.8 shares of Series CC Convertible Preferred Stock per share of Series BB Convertible Preferred Stock held.

(e) The Purchasers shall have delivered the Purchase Price to Boyer & Ketchand, a Professional Corporation (the “Escrow Agent”) pursuant to the terms of the Escrow Agreement, dated as of the date hereof and by and among the Seller, the Purchasers and the Escrow Agent.

ARTICLE 8

Termination

Section 8.1 Termination. This Agreement may be terminated and the sale of Shares and Warrants may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the parties hereto;

(b) by either the Seller, Maddox or Purchasers if the Closing shall not have occurred on or before December 15, 2004 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

(c) by the Purchasers if (i) Seller, Maddox or the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Seller, Maddox or the Company; or (ii) any representations and warranties of Seller, Maddox or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iii) the Company suffers a Material Adverse Effect; or

(d) by Seller or Maddox if (i) the Closing has not occurred within ten days of the later of the execution and delivery of this Agreement and the Escrow Agreement or the mailing of the Schedule 14f to the shareholders of the Company; or (ii) the Purchasers shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by them; or (iii) any representations and warranties of the Purchasers contained in this Agreement shall not have been true when made or on and as of the Closing Date.

ARTICLE 9

Miscellaneous

Section 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid, as set forth on the signatures pages hereto opposite such party’s name, or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally, telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.2. Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchasers; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3. Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; except that the Company shall pay the actual legal fees and expenses of the Purchasers, as submitted to the Company by Crestview, up to the sum of $75,000, and the actual legal fees and expenses of Maddox and the Seller, together, up to the sum of $50,000.

Section 9.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

Section 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

Section 9.6. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in Harris County, Texas, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1. shall be deemed effective service of process on such party. Each party hereby waives any right it may otherwise have to trial by jury.

Section 9.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.8. Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 9.9. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. The parties each waive any requirement that any other party moving a court for specific performance be required to post any bond or surety in connection with such action.

Section 9.12. Definition and Usage.

For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person, or indirectly controlling, controlled by, or under common control with such Person.

“Material Adverse Effect” means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of an entity and any of its subsidiaries, taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

Section 9.13 Survival. The representations and warranties herein shall survive the Closing and delivery of the Shares.

Section 9.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company and the Seller through Feldman Weinstein (“FW”). FW does not represent any of the Purchasers in this transaction other than Crestview Capital Master Funds, LLC.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	AVALANCHE RESOURCES, LTD.	Address for Notice:

By:	Avalanche Management Corporation,	8 Saddlewood Estates
	Its General Partner	Houston, TX 77024
Attn: Kevin C. Maddox
By:	/s/ Kevin C. Maddox	Tel: 713-973-3922
	Name: Kevin C. Maddox	Fax: 713-973-3961
Title: President

With copy to (which shall not constitute notice):
Porter & Hedges, L.L.P.
700 Louisiana, 34th Floor
Houston, Texas 77007
Attn: Bryan K. Brown
Tel: 713-226-0600
Fax: 713-226-0291

	/s/ Kevin Maddox	Address for Notice:
	Kevin Maddox, individually	Same as for Avalanche

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By:	/s/ Kevin C. Maddox	Address for Notice:
	Name: Kevin C. Maddox	14315 West Hardy Road
	Title: President and Chief Executive Officer	Houston, TX 77060
Attn: President
Fax: 281-847-1791
Tel: 281-827-0029

with a copy to (which shall not constitute notice):

Boyer & Ketchand
Nine Greenway Plaza, Suite 3100
Houston, TX 77046
Attn: John R. Boyer, Jr.
Tel: 713-871-2025
Fax: 713-871-2024

BIG BEND XI INVESTMENTS, LTD

By:	/s/ Morton Meyerson

CRESTVIEW CAPITAL MASTER, LLC

By:	/s/ Richard Levy
Name: Richard Levy
Title: Managing Partner

Address for Notice:
95 Revere Drive, Suite A
Northbrook, IL 60062
Attn: Richard Levy
Fax: 847-559-5807

With a copy to (which shall not constitute notice)

Feldman Weinstein LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Fax: 212-997-4242
Attn: Joseph A. Smith

HLT FFT, LLC

By:	/s/ Harris Toibb
Name: Toibb Management LLC, Manager
Title: Harris Toibb, its Manager

Address for Notice:
6355 Topanga Canyon Blvd #230
Woodland Hills, California 91367
Attn: Harris Toibb

Warrant Purchases:
Maddox 12/26/04 Warrants: 9,884
Avalanche 12/31/08 Warrants: 1,000,000
Avalanche 8/22/05 Warrants: 850,000

MIDSUMMER INVESTMENT LTD.

By:	/s/ Michael Amsalem
Name: Michael Amsalem
Title: Director

Address for Notice:
485 Madison Avenue, 23rd Floor
New York, NY 10022
Attn: Michel Amsalem
Fax: 212-584-2142

With a copy to (which shall not constitute notice)

Feldman Weinstein LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Fax: 212-997-4242
Attn: Joseph A. Smith

ISLANDIA, L.P.

By	/s/ Anthony R. Berner
Name: Anthony R. Berner
Title: President of the General Partner

Address for Notice:
435 Madison Avenue, 23rd Floor
New York, NY 10022
Attn: Richard Berner

RICHARD KIPHART

/s/ Richard P. Kiphart

Address for Notice:
222 W Adams St.
Chicago,Illinois 60606
Fax: 312-368-9418

CRESTVIEW WARRANT FUND, L.P.

By:	/s/ Steven Halpern
Name: Steven Halpern
Title: Authorized Signatory

Address for Notice:
95 Revere Drive, Suite A
Northbrook, IL 60062
Attn: Steven Halpern
Fax: 847-559-5807

With a copy to (which shall not constitute notice)

Feldman Weinstein LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Fax: 212-997-4242
Attn: Joseph A. Smith

Warrant Purchases:
Maddox 12/26/04 Warrants: 9,884
Avalanche 12/31/08 Warrants: 1,000,000
Avalanche 8/22/05 Warrants: 850,000

Schedule 1.1

Shares to be Purchased

Purchaser	Number of Shares to be Purchased	Total Purchase Price

1. Big Bend XI Investments, Ltd.	8,000,000 Shares at $.25 per share and 6,666,667 Shares at $.30 per share 3,225,806 Shares at $0.31 per share	$5,000,000

2. Crestview Capital Master, LLC	4,000,000 Shares at $.30 per share 2,282,295 Shares at $0.31 per share	$1,907,511

3. HLT FFT, LLC	1,212,121 Shares at $.33 per share Warrants as set forth on signature page	$400,000 plus $175,000 for Warrants

4. Midsummer Investment Ltd.	4,423,569 Shares at $.36 per share and 1,333,333 Shares at $.30 per share	$1,992,485

5. Islandia, L.P.	2,361,122 Shares at $.36 per share	$850,004

6. Richard Kiphart	833,333 Shares at $.36 per share	$300,000

7. Crestview Warrant Fund, L.P.	Warrants as set forth on signature page	$175,000

Totals	34,338,246 shares and 3,719,768 warrants	$10,800,000